EXHIBIT 99.1

Pacer Announces Favorable Refinancing of Debt

CONCORD, Calif.—(BUSINESS WIRE)—April 9, 2007—Pacer International, Inc. (Nasdaq:PACR), the non-asset based North America third-party logistics and freight transportation provider, announced that it has successfully completed the refinancing of its existing long-term debt.

The company stated that it has entered into a new senior credit facility with a syndicate of financial institutions led by Bank of America, N.A. The credit agreement provides for a $250 million, five-year revolving credit facility. The company’s obligations under the new facility are secured by a pledge of all of the stock of its domestic subsidiaries and a portion of the stock or other equity interests of certain of its foreign subsidiaries.

According to Mike Uremovich, Pacer’s chairman and chief executive officer, the company has utilized approximately $59.0 million of the new credit facility to repay the balance due under the existing bank credit facility, which was terminated. Borrowing under the new facility will be used for the recently-announced share purchase authorization, acquisitions, and for working capital and general corporate purposes of the company and its subsidiaries, Uremovich said.

“As a result of our continuing strong cash flow,” Uremovich noted, “we were able to complete this refinancing, and it will bring additional savings to our bottom line.” Based upon the current outstanding debt balance, the company estimates that its pre-tax annualized financing costs will be reduced by approximately $1.5 million. These savings would come from a combination of lower interest rates, lower amortization of debt issuance costs and other reduced costs. As a result of the termination of the prior credit facility, the company will incur a one-time pre-tax, non-cash charge in the first fiscal quarter of 2007 of $1.8 million related to the write-off of unamortized debt costs associated with the prior credit facility.

ABOUT PACER INTERNATIONAL— Pacer International, a leading non-asset based North America third-party logistics and freight transportation provider, through its Intermodal and Logistics operating segments, offers a broad array of services to facilitate the movement of freight from origin to destination. The Intermodal segment offers wholesale services provided by Pacer Stacktrain (cost-efficient, two-tiered rail transportation for containerized shipments) and Pacer Cartage (local trucking), as well as retail services through its Rail Brokerage group (intermodal marketing). The Logistics segment provides retail truck brokerage, trucking, warehousing and distribution, international freight forwarding, and supply-chain management services. Pacer International is headquartered in Concord, California. Its Intermodal and Logistics operating segments are headquartered in Concord, California, and in Dublin, Ohio, respectively. Web site: www.pacer-international.com.

CERTAIN FORWARD-LOOKING STATEMENTS — This press release contains or may contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These forward-looking statements are based on the company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are general economic and business conditions; congestion, work stoppages, equipment and capacity shortages, weather related issues and service disruptions affecting our rail and motor transportation providers; industry trends, including changes in the costs of services from rail and motor transportation providers; the loss of one or more of our major customers; the impact of competitive pressures in the marketplace; the frequency and severity of accidents, particularly involving our trucking operations; changes in our business strategy, development plans or cost savings plans; difficulties in maintaining or enhancing our information technology systems; availability of qualified personnel; changes in, or the failure to comply with, government regulation; increases in interest rates; our ability to integrate acquired businesses; terrorism and acts of war; and increases in our leverage. Additional information about these and other factors that could affect the company’s business is set forth in the company’s various filings with the Securities and Exchange Commission, including those set forth in the company’s annual report on Form 10-K for the year ended December 29, 2006 filed with the SEC on February 21, 2007. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake any obligation to update such forward-looking statements whether as a result of new information, future events or otherwise.

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Note to editors: Issued by Steve Potash and Company, tel.

510/865-0800, or steve@potashco.com

CONTACT: Pacer International

Larry Yarberry, 925-887-1577 (CFO)

Cell: 925-890-9245

lyarberry@pacerintl.com